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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 6 to the Registration Statement on Form S-4 (File No. 333-96621) of El Paso Corporation of our report dated March 28, 2003 relating to the consolidated financial statements and financial statement schedule, which appear in El Paso Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Houston, Texas
July 31, 2003